EXHIBIT 23.1

Consent of BDO Seidman, LLP

Consent of Independent Registered Public Accounting Firm

EDGAR Online, Inc.

Norwalk, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81966), Form S-3 (No. 333-41472) and Form S-8 (No. 333-60246) of Edgar Online, Inc. of our report dated February 7, 2006, except for Note 15, which is as of February 22, 2006, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

BDO Seidman, LLP

New York, New York

March 20, 2006